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                                                                   Exhibit 23(g)

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

                                                           September 6, 1996

Board of Directors
NYNEX Corporation
1095 Avenue of the Americas
New York, NY  10036

Dear Sirs and Mesdames:

      We hereby consent to the inclusion in the Registration Statement of Bell Atlantic Corporation ("Bell Atlantic"), relating to the proposed merger of NYNEX Corporation with a subsidiary of Bell Atlantic, of our opinion letter in the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    MORGAN STANLEY & CO. INCORPORATED

                                    By:   /s/   Paul J. Taubman
                                          ----------------------------------
                                                Paul J. Taubman
                                                Managing Director